EXHIBIT 32

WRITTEN STATEMENT PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Jefferson-Pilot Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Dennis R. Glass, Chief Executive Officer of the Company, and Theresa M. Stone, Chief Financial Officer of the Company, each hereby certify that, to his or her knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

/s/ Dennis R. Glass

Dennis R. Glass
Chief Executive Officer
August 6, 2004

/s/ Theresa M. Stone

Theresa M. Stone
Chief Financial Officer
August 6, 2004